Exhibit 3.4
RESTATED

CERTIFICATE

OF INCORPORATION
OF
CONOCOPHILLIPS COMPANY
a Delaware corporation
ConocoPhillips Company (the “Corporation”),

a corporation existing under

the laws of the State of Delaware,

does
hereby certify that:
A.
The name of the Corporation is ConocoPhillips

Company.
B.
The Corporation was originally incorporated

as Phillips Petroleum Company.
C.
The Certificate of Incorporation

of the Corporation was filed with the Secretary

of State of the State of
Delaware on July 13, 1917.
D.
This Restated Certificate

of Incorporation was duly

adopted in accordance with Section 245 of the General
Corporation Law of the State

of Delaware and restates

and integrates and does not

further amend the
provisions of the Corporation’s

Certificate of Incorporation as theretofore

amended or supplemented, and
there is no discrepancy between those provisions

and the provisions of the restated

certificate.
E.
The text of the Certificate of Incorporation

of the Corporation is hereby restated

in its entirety to read as
follows:
ARTICLE I
The name of the corporation is ConocoPhillips

Company
ARTICLE II
The address of the Corporation’s

registered office in the State

of Delaware is 251 Little Falls

Drive, in the City
of Wilmington, County of New Castle,

Delaware 19808. The name of its registered

agent is Corporation Service
Company.
ARTICLE III
The purpose of the Corporation shall be to engage

in any lawful act or activity for which corporations

may be
organized and incorporated

under the General Corporation Law of the State

of Delaware.
ARTICLE IV
Section 1.

The Corporation shall be authorized

to issue 2,100 shares of capital stock,

of which 2,100 shares
shall be shares of Common Stock, $.01 par value (“Common

Stock”).
Section 2.

Except as otherwise provided by law,

the Common Stock shall have the exclusive

right to vote for
the election of directors and for

all other purposes. Each share of Common Stock shall

have one vote, and the
Common Stock shall vote together as

a single class.

ARTICLE

V
Unless and except to the extent

that the By-Laws of the Corporation

shall so require, the election of directors
of the Corporation need not be by written

ballot.
ARTICLE VI
In furtherance and not in limitation of the powers

conferred by law,

the Board of Directors is expressly
authorized and empowered to

make, alter and repeal the By

-Laws of the Corporation by a majority

vote at any
regular or special meeting of the

Board of Directors or by written

consent, subject to the power of the
stockholders of the Corporation

to alter or repeal any By-Laws

made by the Board of Directors.
ARTICLE VII
The Corporation reserves the right

at any time from time to time to amend, alter,

change or repeal any
provision contained in this Certificate

of Incorporation, and any

other provisions authorized by the laws

of the
State of Delaware at the time

in force may be added or inserted,

in the manner now or hereafter prescribed by
law; and all rights, preferences

and privileges of whatsoever nature

conferred upon stockholders,

directors or any
other persons whomsoever by and pursuant

to this Certificate of Incorporation

in its present form or as hereafter
amended are granted subject to

the right reserved in this Article.
ARTICLE VIII
A director of the Corporation shall not

be personally liable to the Corporation

or its stockholders for monetary
damages for breach of fiduciary duty as a director,

except to the extent such

exemption from liability or limitation
thereof is not permitted under the General

Corporation Law of the State of Delaware

as the same exists or may
hereafter be amended.
Any repeal or modification of the foregoing

paragraph shall not adversely

affect any right or protection

of a
director of the Corporation existing

hereunder with respect to any

act or omission occurring prior to such repeal or
modification.
IN WITNESS WHEREOF,

the Corporation has caused this Restated

Certificate of Incorporation

to be signed by
the undersigned, a duly authorized officer of the Corporation on February 6, 2019.
By:

/s/ Kelly B. Rose

Kelly B. Rose

Senior Vice President, Legal, General

Counsel and Corporate Secretary